UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2004

MOLINA HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31719	13-4204626
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Golden Shore Drive, Long Beach, California 90802

(Address of principal executive offices)

Registrant’s telephone number, including area code: (562) 435-3666

Item 7. Exhibits.

(c)	Exhibits.

Exhibit No.	Description
99.1	Transcript of teleconference held February 24, 2004 to discuss press release issued February 23, 2004 by Molina Healthcare, Inc. as to New Mexico acquisition.

Item 9. Regulation FD Disclosure.

On February 23, 2004, we issued a press release announcing our signing of an agreement to acquire Health Care Horizons, the parent company of New Mexico-based Cimarron Health Plan. On February 24, 2004 we held a teleconference to discuss the acquisition. A transcript of the teleconference is attached hereto as Exhibit 99.1.

The information in this Form 8-K and the exhibit attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such a filing.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.

Date: February 25, 2004	By:	/s/ Mark L. Andrews
Mark L. Andrews
Executive Vice President,
Legal Affairs, General Counsel
and Corporate Secretary